Exhibit 5.1

HOLLAND & KNIGHT LLP

701 Brickell Avenue

Suite 3000

Miami, FL 33131

June 19, 2006

Q.E.P. Co., Inc.

1001 Broken Sand Parkway, Suite A

Boca Raton, Florida 33487

Re:	Q.E.P. Co., Inc. (the “Company”)
Registration Statement on Form S-8

Ladies & Gentlemen:

We refer to the Registration Statement (the “Registration Statement”) on Form S-8 filed today by Q.E.P. Co, Inc. (the “Company”) with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an additional 500,000 shares (the “Additional Plan Shares”) of the common stock, $.001 par value per share, of the Company (the “Common Stock”), which may be issued by the Company to participants in the Q.E.P. Co., Inc. Omnibus Stock Plan of 1996, as amended (the “Plan”).

In rendering the opinion set forth herein, we have acted as counsel for the Company and have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company, as amended to date and currently in effect, (iii) the Bylaws of the Company, as amended to date and currently in effect, (iv) the Plan, and (v) certain resolutions of the Board of Directors and stockholders of the Company in connection with the Registration Statement. We also examined originals, or copies certified to our satisfaction, of such corporate records of the Company, certificates of public officials, and representatives of the Company, and other documents as we deemed necessary to deliver the opinion expressed below.

Based upon the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Additional Plan Shares will be, when (i) the Registration Statement becomes effective under the Act, and (ii) if issued in accordance with the terms of the Plan and assuming no change in relevant facts, duly authorized, validly issued, and fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

HOLLAND & KNIGHT LLP

/s/ Holland & Knight LLP